Exhibit 2.4
                   FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT


         This First Amendment to Share Purchase Agreement (the "Amendment") is made and entered into as of the 8th day of April, 2002, by and among ClearOne Communications Inc. (formerly, Gentner Communications Corporation), a Utah corporation ("ClearOne"), Gentner Ventures, Inc., a Utah corporation ("Purchaser"), and those other persons set forth on the Signature Pages hereof (collectively, the "Sellers").

         WHEREAS, the parties are party to that certain Share Purchase Agreement relating to the purchase by Purchaser of all of the issued and outstanding share capital of Ivron Systems, Ltd., dated October 3, 2001 (the "Agreement");

         WHEREAS, the parties recognize that certain of the intended benefits of the Agreement have not materialized, and have therefore agreed to the following amendments to the Agreement;

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.       Terms not defined herein have the meanings set forth in the Agreement.

2. All references to Gentner or Gentner Communications Corporation are hereby changed to ClearOne, or ClearOne Communications, Inc.

3. Paragraphs (b), (c), (d), (e), (f), (g), and (h) of Clause 2.3 of the Agreement are hereby deleted in their entirety, and replaced with the following new paragraphs in Clause 2.3:

         (b) If and when the conditions set forth in the succeeding paragraphs of this clause 2.3(b) have been met, then promptly thereafter the Purchaser will deliver to the Seller an aggregate of up to 109,000 shares (the "Periodic Shares") of ClearOne's common stock (as may be adjusted for any split, combination, subdivision, or any other similar adjustment after the date hereof) which shares will be issued to the Sellers on the basis set forth in the "Amended Shareholder Matrix", to be separately delivered to the Purchaser within five (5) days of the date of execution of this Amendment.

         (c) In the event that gross profits (the "Profit Targets") set forth below are achieved by ClearOne computed from March 15, 2002 and prior to or by the dates set forth below (each, a "Target Date") for sales of its "V-There"/"Vu-Link" set-top videoconferencing products, technologies, and variants and sub-elements thereof (including license products) (collectively, the "Product"), then the Sellers shall be entitled to receive the number of the Shares adjacent to a Target Date (the "Periodic Shares"), allocated in accordance with the Amended Shareholder Matrix. ClearOne hereby agrees that it shall deliver within fifteen (15) days following each Target Date (and within fifteen days of the end of each subsequent calendar quarter pursuant to Clause
         (d)(1), below) a statement showing the actual profits from the sale of Product during the preceding period (or calendar quarter, as
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         applicable). The parties agree that Purchaser may deliver such statement to Michael Peirce on behalf of all Sellers.

---------------------------- -------------------------- ------------------------

                                                           Profit Targets from
        Target Date               Periodic Shares       Product Sales for Period

  March 15, 2002 through:
---------------------------- -------------------------- ------------------------
July 31, 2002                27,250                     US$1,687,500
---------------------------- -------------------------- ------------------------
January 15, 2003             27,250                     US$3,375,000
---------------------------- -------------------------- ------------------------
April 15, 2003               27,250                     US$5,062,500
---------------------------- -------------------------- ------------------------
July 15, 2003                27,250                     US$6,750,000
---------------------------- -------------------------- ------------------------

         (d) The following conditions shall apply to the issuance of Shares:

              (i) To the extent that ClearOne exceeds Profit Targets by or prior to a Target Date, no additional Periodic Shares will be issued for exceeding such Profit Targets by or prior to a Target Date (i.e. if by July 31, 2002, US$3,000,000 in Profit Targets is achieved, 27,250 Periodic Shares will be issued as set forth in subsection (ii), below. However, the gross profits amounts in excess of the Profit Targets for July 15, 2002 will be applied to achieving the Profit Targets for succeeding Target Dates. Consistent with the preceding sentences of this subsection, the parties agree that the Profit Targets are aggregate targets such that the amount applied in reaching a Profit Targets is also credited towards the next Profit Targets. For example, amounts applied in achieving the Profits Target for July 31, 2002 (e.g. US$1,687,500) will be counted towards the Targets for January 15, 2003 (e.g. US$3,375,000), and towards each successive Profit Target, thereafter. In addition, if all Periodic Shares are not issued by July 15, 2003, but prior to June 30, 2005, then the parties shall measure within fifteen (15) days following the end of each calendar quarter, Profit Targets. If, during the preceding calendar quarter, Profit Targets are achieved, then corresponding Periodic Shares will be issued as set forth above. Any Shares that are unissued as of June 30, 2005 will not, thereafter, be issued to the Sellers;

              (ii) All Periodic Shares will be issued within thirty (30) days of each Target Date, assuming that Profit Targets are achieved; and

              (iii) for purposes hereof, "Target Gross Profits" shall mean Product revenues minus Product costs of goods sold, as such terms are contemplated in U.S. generally accepted accounting principles.

         (e) ClearOne hereby covenants and agrees that it will use all commercially reasonable efforts to sell the Products.

         (f) As soon as practicable following their issuance, the Periodic Shares will be registered for resale at the expense of ClearOne on an applicable registration form selected by ClearOne, under the Securities Act of 1933 (currently contemplated to be Form S-3).
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         (g)  A number of Periodic Shares may be withheld by ClearOne for purposes of the payment of any taxes which may be assessed by any taxing authorities against ClearOne or the Purchaser, or other affiliated company, in connection with the payment of the Periodic Shares. The parties agree that each share will be deemed to have a value equal to the greater of (i) $12, or (ii) the closing price for ClearOne common stock on the last trading date prior the issuance of any Periodic Shares.

4.       Clause 5.4(a) is amended to read as follows, and renumbered as Clause
         5.4:

         The Shares will be issued in a private placement pursuant to Section 4(2) of the Securities Act of 1933 to the Sellers. As soon as practicable following the issuance of the Shares, such shares will be registered for resale on an applicable registration form, under the Securities Act of 1933, currently contemplated to be Form S-3.

5.       Clause 5.4(b) is deleted in its entirety.

6. References to "July Shares" appearing in the Agreement are amended by replacing each such reference with "Periodic Shares".

7. Clause 7.9 of the Agreement is deleted in its entirety and replaced with the following new Clause 7.9:

         The liability of the Seller (if any) under the Warranties shall be limited to the total amount that may be paid hereunder as the Purchase Price, including any Periodic Shares (whether paid or unpaid). For purposes of this limitation, the value of such shares at the time of issuance shall be used to determine the extent of the limitation on liability.

8. Clauses 7.10 (a) and (b) are deleted in their entirety and replaced with the following:

         (a) For purposes of satisfying the indemnification obligations of the Sellers set forth in Clause 13.1, Purchaser shall have the right to set-off against amounts or Periodic Shares owing pursuant to the Periodic Shares, allocated against each Shareholder in accordance with his/her/its pro-rata interest in the Periodic Shares.

         (b) The Purchaser shall have the option of recouping all or any part of any Adverse Consequences it may suffer by notifying the Sellers in writing of such Adverse Consequences (the "Set-Off Claim") stating (i) the amount of such Adverse Consequences, and (ii) the basis for such claim of Adverse Consequences in sufficient details for Sellers to evaluate the Set-Off Claim; Sellers shall have ten (10) days to evaluate and respond to Buyer's Set-Off Claim in writing. If the Sellers do not dispute Purchaser's Set-Off Claim, Purchaser shall be entitled to set off such claim against the Periodic Shares. In the event of a dispute regarding a Set-Off Claim, the parties will agree on an a mutually acceptable independent firm of chartered accountants who shall act as an expert and not an arbitrator and whose decision shall be final and binding (save in the case of manifest error). The number of Periodic Shares and shall be determined using a quotient, the numerator of which is the amount of the Set-Off Claim, and the
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         denominator of which is the average closing price for the ten trading days prior to the date of the Set-Off Claim.

9. Schedule 5.1 (11) is deleted in its entirety and replaced with the following:

         (11) Calculation of Profit Targets
         In relation to the calculation of Profit Targets in Clause 2.3 of the Agreement, ClearOne will act in good faith in accordance with U.S. generally accepted accounting principles in making the calculation of Targets.


10.      Schedule 5.1 (13) is deleted in its entirety.

11. Schedule 5.2 (10) is deleted in its entirety and replaced with the following:

         (10) Calculations of Profit Targets
         In relation to the calculation of Profit Targets in Clause 2.3 of the Agreement, Purchaser will act in good faith in accordance with U.S. generally accepted accounting principles in making the calculation of Targets.


12.      Schedule 5.2 (12) is deleted in its entirety.

13. Each Seller (i) understands that issuance of the Periodic Shares have not been, and will not be, registered under the Securities Act of 1933 (the "Securities Act"), or under any state securities laws, and that they are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Periodic Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, and (iii) is an "Accredited Investor" as defined in the rules promulgated pursuant to the Securities Act, or is a sophisticated investor with knowledge and experience in business and financial matters.

14. Except as provided in above, the Agreement shall remain in full force and effect with no amendment or modification.

15. This Amendment shall be governed by and construed in accordance with the laws of Ireland.

16. This Amendment may be executed in counterparts, all of which together shall constitute one and the same instrument.










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SIGNED SEALED AND DELIVERED by the said Mike Peirce in    /s/Michael Peirce
the presence of:


========================================================= ======================
SIGNED SEALED AND DELIVERED by the said Joe Stockton in   /s/Joe Stockton
the presence of:


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SIGNED SEALED AND DELIVERED by the said David Smyth in    /s/David Smyth
the presence of:


========================================================= ======================
SIGNED SEALED AND DELIVERED by Dave Nelson in the         /s/Dave Nelson
presence of:


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SIGNED SEALED AND DELIVERED by Alex Peirce in the         /s/Michael Peirce,
presence of:                                               attorney in fact for
                                                           Alex Peirce

========================================================= ======================
PRESENT when the common seal of Mentor Capital, Ltd.
was affixed hereto:                                       /s/Michael Peirce


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Executed as a Deed By Gentner Ventures, Inc.

By:/s/Randall J. Wichinski
         Vice President
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



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Executed as a Deed By ClearOne Communications, Inc.

By: /s/Frances Flood
       President and Chief
       Executive Officer


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